Exhibit 32.1
Written Statement of the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned certifies that to the best of my knowledge:
(1)the Quarterly Report on Form 10-Q of A. O. Smith Corporation for the quarter ended March 31, 2021 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of A. O. Smith Corporation.
April 30, 2021

/s/ Kevin J. Wheeler
Kevin J. Wheeler
Chairman, President and Chief Executive Officer